EXHIBIT 1
AGREEMENT REGARDING JOINT FILING

The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the common stock of Intermountain Community Bancorp.  For that purpose, the undersigned hereby constitute and appoint Stadium Capital Management, LLC, a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated:	February 2, 2012

STADIUM CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley R. Kent
	Name:	Bradley R. Kent
	Title:	Manager

BRADLEY R. KENT

By:	/s/ Bradley R. Kent
	Name:	Bradley R. Kent

ALEXANDER M. SEAVER

By:	/s/ Alexander M. Seaver
	Name:	Alexander M. Seaver

STADIUM CAPITAL PARTNERS, L.P.

By:	Stadium Capital Management, LLC,
its general partner

	By:	/s/ Bradley R. Kent
		Name:	Bradley R. Kent
		Title:	Manager

STADIUM CAPITAL QUALIFIED PARTNERS, L.P.

By:	Stadium Capital Management, LLC,
its general partner

	By:	/s/ Bradley R. Kent
		Name:	Bradley R. Kent
		Title:	Manager